Exhibit 8.01(d)

May 21, 2003

Tudor Fund for Employees, L.P.

1275 King Street

Greenwich, CT 06831

Re:	Post-Effective Amendment No. 5

Ladies and Gentlemen:

We hereby consent, without admitting that we are in the category of persons whose consent is required, to the reference to Day, Berry & Howard LLP as special Connecticut tax counsel under the heading “STATE AND LOCAL INCOME TAX ASPECTS, Connecticut,” in the Post-Effective Amendment No. 5 to your Registration Statement on Form S-1 (No. 333-52543) as filed with the Securities and Exchange Commission.

Very truly yours,

DAY, BERRY & HOWARD LLP

CHL/kpo